LETTER AGREEMENT

AMG Yacktman Focused Fund

AMG Yacktman Fund

Subadvisory Agreement

October 1, 2016

Yacktman Asset Management LP

6300 Bridgepoint Parkway

Building One, Suite 500

Austin, Texas 78730

Attn: Compliance

Re:	Subadvisory Agreement between AMG Funds LLC (formerly Managers Investment Group LLC) (the “Adviser”) and Yacktman Asset Management LP (the “Subadvisor”), dated as of June 29, 2012, and as amended from time to time (the “Subadvisory Agreement”)

Ladies and Gentlemen:

Pursuant to Section 8 of the Subadvisory Agreement, the Adviser hereby notifies you that Schedule A to the Subadvisory Agreement is amended, effective as of the date hereof, to reflect a revised subadvisory fee (each, a “New Subadvisory Fee”) that has been agreed to by the Adviser and the Subadvisor with respect to each of AMG Yacktman Focused Fund (formerly Yacktman Focused Fund) and AMG Yacktman Fund (formerly Yacktman Fund), each a series of AMG Funds (formerly Managers AMG Funds) (the “Trust”). Attached as Appendix A is an amended and restated Schedule A to the Subadvisory Agreement setting forth the annual fee that the Adviser will pay the Subadvisor with respect to each of AMG Yacktman Focused Fund and AMG Yacktman Fund pursuant to Section 3 of the Subadvisory Agreement.

Please acknowledge your agreement to each New Subadvisory Fee as set forth on Appendix A by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds LLC

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED

Yacktman Asset Management LP

By:
Name:
Title:
Date:

ACKNOWLEDGED AND AGREED TO WITH RESPECT TO THE TRUST’S OBLIGATIONS UNDER THE SUBADVISORY AGREEMENT

AMG Funds

By:
Name:
Title:
Date:

Appendix A

AMENDED AND RESTATED

SCHEDULE A

AMG Yacktman Focused Fund

The Adviser shall pay to the Subadvisor an annual gross investment Subadvisory fee equal to [    ]. Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

The Subadvisor may voluntarily waive all or a portion of the Subadvisory fee payable from time to time hereunder. The Adviser agrees that, during any period in which the Subadvisor has voluntarily waived all or a portion of the Subadvisory fee hereunder, if requested by the Subadvisor, the Adviser will waive an equal amount (or such lesser amount as the Subadvisor may request) of the advisory fee payable by the Trust to the Adviser with respect to AMG Yacktman Focused Fund under the Advisory Agreement.

The Subadvisor agrees that, during any period in which the Adviser has waived all or a portion of the advisory fee payable by the Trust to the Adviser under the Advisory Agreement with respect to AMG Yacktman Focused Fund, if requested by the Adviser and approved by the Subadvisor, the Subadvisor will waive an equivalent amount (or such lesser share as the Adviser may request) of the Subadvisory fee payable hereunder with respect to AMG Yacktman Focused Fund.

The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG Yacktman Focused Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously waived by the Subadvisor with respect to AMG Yacktman Focused Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement.

The Subadvisor agrees that, during any period in which the Adviser has agreed to pay or reimburse the Trust for expenses of AMG Yacktman Focused Fund, if requested by the Adviser and approved by the Subadvisor, the Subadvisor shall pay or reimburse the Trust for the entire amount of all such expenses of AMG Yacktman Focused Fund (or such lesser amount as the Adviser may request). The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG Yacktman Focused Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously paid or reimbursed by the Subadvisor with respect to AMG Yacktman Focused Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement.

AMG Yacktman Fund

The Adviser shall pay to the Subadvisor an annual gross investment Subadvisory fee equal to [    ]. Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

The Subadvisor may voluntarily waive all or a portion of the Subadvisory fee payable from time to time hereunder. The Adviser agrees that, during any period in which the Subadvisor has voluntarily waived all or a portion of the Subadvisory fee hereunder, if requested by the Subadvisor, the Adviser will waive an equal amount (or such lesser amount as the Subadvisor may request) of the advisory fee payable by the Trust to the Adviser with respect to AMG Yacktman Fund under the Advisory Agreement.

The Subadvisor agrees that, during any period in which the Adviser has waived all or a portion of the advisory fee payable by the Trust to the Adviser under the Advisory Agreement with respect to AMG Yacktman Fund, if requested by the Adviser and approved by the Subadvisor, the Subadvisor will waive an equivalent amount (or such lesser share as the Adviser may request) of the Subadvisory fee payable hereunder with respect to AMG Yacktman Fund.

The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG Yacktman Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously waived by the Subadvisor with respect to AMG Yacktman Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement.

The Subadvisor agrees that, during any period in which the Adviser has agreed to pay or reimburse the Trust for expenses of AMG Yacktman Fund, if requested by the Adviser and approved by the Subadvisor, the Subadvisor shall pay or reimburse the Trust for the entire amount of all such expenses of AMG Yacktman Fund (or such lesser amount as the Adviser may request). The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG Yacktman Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously paid or reimbursed by the Subadvisor with respect to AMG Yacktman Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement.